Exhibit 99.1

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

First Financial Northwest, Inc. Reports
Net Income of $2.8 million or $0.31 per Diluted Share for the Second Quarter Ended June 30, 2022

Renton, Washington – July 28, 2022 - First Financial Northwest, Inc. (the “Company”) (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank (the “Bank”), today reported net income for the quarter ended June 30, 2022, of $2.8 million, or $0.31 per diluted share, compared to $3.3 million, or $0.36 per diluted share, for the quarter ended March 31, 2022, and $3.8 million, or $0.40 per diluted share, for the quarter ended June 30, 2021. For the six months ended June 30, 2022, net income was $6.1 million, or $0.66 per diluted share, compared to net income of $6.3 million, or $0.66 per diluted share, for the comparable six-month period in 2021.

The difference in the provision for loan losses was the primary contributor to the change in net income for the quarter ended June 30, 2022, compared to the quarter ended March 31, 2022. As a result of the quarterly analysis of our loan portfolio, the Company did not record a provision or recognize a recapture of provision for loan losses for the quarter ended June 30, 2022, compared to a $500,000 recapture of provision for loan losses for the quarter ended March 31, 2022. The recapture in the prior quarter was primarily attributable to the net impact of changes in the loan portfolio mix, loan downgrades and changes in impairment status.

“Our one-to-four family residential lending team carried their momentum from the first quarter well into the second quarter of the year,” stated Joseph W. Kiley, III, President and CEO. “The purchase housing market remained robust in our markets during the quarter, and I am very pleased one-to-four family residential balances grew by $24.5 million in the quarter, bringing year-to-date growth to $51.6 million in that portfolio,” continued Kiley.

“During the quarter, we also increased our portfolio of investment securities, predominantly consisting of short-term U.S. Treasuries and mortgage-backed securities,” continued Kiley. “To accommodate our balance sheet growth, we acquired brokered deposits, as we’ve done in the past when those rates and terms were deemed most appropriate to satisfy our funding needs,” continued Kiley. “Finally, I am also pleased to see continued growth in our balances of demand deposits which increased by $4.9 million during the quarter,” concluded Kiley.

Highlights for the quarter ended June 30, 2022:
•
Net loans receivable remained stable at $1.12 billion at June 30, 2022, as new loan originations kept pace with loan repayments, including reductions in Paycheck Protection Program (“PPP”) loan balances.

•
Total deposits increased $39.4 million to $1.18 billion at June 30, 2022, as the Bank utilized brokered deposits to offset the reduction in money market and retail certificates of deposits and fund growth in the quarter.

•	The Company’s book value per share decreased to $17.26 at June 30, 2022, compared to $17.32 at March 31, 2022, and $16.75 at June 30, 2021.
•	The Company repurchased 16,927 shares at an average price of $16.65 per share under its current board-authorized share repurchase plan.
•	The Company paid a regular quarterly cash dividend of $0.12 per share to shareholders.
•
The Bank’s Tier 1 leverage and total capital ratios at June 30, 2022, were 10.5% and 15.5%, respectively, compared to 10.5% and 15.3%, respectively, at March 31, 2022, and 10.2% and 15.7%, respectively at June 30, 2021.

•
Based on management’s evaluation of the adequacy of the allowance for loan and lease losses (“ALLL”), the Bank did not record a provision or recognize a recapture of provision for loan losses for the quarter.

Deposits totaled $1.18 billion at June 30, 2022, compared to $1.14 billion at March 31, 2022, and $1.13 billion at June 30, 2021. The $53.3 million increase in brokered deposits more than offset the $13.9 million decrease in retail deposits, led by reductions in money market balances and retail certificates of deposits in the quarter ended June 30, 2022. Management continues to consider multiple alternatives to increase deposits to fund its anticipated asset growth in addition to its efforts through its branch network, including wholesale markets, brokered deposits, and the national deposit market. In the quarter ended June 30, 2022, brokered deposits were deemed to be the most appropriate source of supplemental funds based on the rates and terms available compared to other sources.
The following table presents a breakdown of our total deposits (unaudited):

	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Three Month Change	One Year Change
Deposits:	(Dollars in thousands)
Noninterest-bearing demand	$127,808	$130,596	$111,240	$(2,788)	$16,568
Interest-bearing demand	107,478	99,794	110,338	7,684	(2,860)
Savings	23,525	23,441	21,281	84	2,244
Money market	596,515	609,080	552,964	(12,565)	43,551
Certificates of deposit, retail	270,866	277,190	338,479	(6,324)	(67,613)
Brokered deposits	53,277	-	-	53,277	53,277
Total deposits	$1,179,469	$1,140,101	$1,134,302	$39,368	$45,167

The following tables present an analysis of total deposits by branch office (unaudited):
June 30, 2022
	Noninterest- bearing demand	Interest- bearing demand	Savings	Money market	Certificates of deposit, retail	Brokered deposits	Total
	(Dollars in thousands)
King County
Renton	$37,688	$43,985	$15,160	$311,528	$225,799	$-	$634,160
Landing	4,925	2,504	178	21,802	2,988	-	32,397
Woodinville	3,235	7,776	1,141	19,202	5,167	-	36,521
Bothell	3,734	1,258	63	7,286	1,488	-	13,829
Crossroads	16,004	4,930	356	52,277	5,896	-	79,463
Kent	5,834	11,353	18	17,459	716	-	35,380
Kirkland	9,332	319	22	7,299	25	-	16,997
Issaquah	4,541	1,265	62	7,033	406	-	13,307
Total King County	85,293	73,390	17,000	443,886	242,485	-	862,054

Snohomish County
Mill Creek	6,290	3,445	837	21,716	6,082	-	38,370
Edmonds	19,892	13,627	1,060	39,220	8,714	-	82,513
Clearview	6,307	4,650	1,364	26,613	1,526	-	40,460
Lake Stevens	4,631	7,241	1,554	34,406	5,018	-	52,850
Smokey Point	3,252	4,501	1,581	24,917	6,735	-	40,986
Total Snohomish County	40,372	33,464	6,396	146,872	28,075	-	255,179

Pierce County
University Place	1,032	95	2	4,052	306	-	5,487
Gig Harbor	1,111	529	127	1,705	-	-	3,472
Total Pierce County	2,143	624	129	5,757	306	-	8,959

Brokered deposits	-	-	-	-	-	53,277	53,277

Total deposits	$127,808	$107,478	$23,525	$596,515	$270,866	$53,277	$1,179,469

March 31, 2022
	Noninterest- bearing demand	Interest- bearing demand	Savings	Money market	Certificates of deposit, retail	Total
	(Dollars in thousands)
King County
Renton	$41,009	$46,467	$15,242	$327,054	$236,637	$666,409
Landing	5,105	2,328	182	23,720	3,297	34,632
Woodinville	3,379	6,863	1,004	18,426	4,706	34,378
Bothell	3,301	1,359	65	8,274	1,164	14,163
Crossroads	19,127	6,449	58	53,827	4,638	84,099
Kent	6,706	8,077	27	15,927	273	31,010
Kirkland	7,587	358	19	8,114	25	16,103
Issaquah	2,865	371	25	3,759	200	7,220
Total King County	89,079	72,272	16,622	459,101	250,940	888,014

Snohomish County
Mill Creek	6,479	2,515	1,144	20,807	6,769	37,714
Edmonds	20,054	7,814	913	41,399	8,332	78,512
Clearview	5,781	4,598	1,348	25,563	1,242	38,532
Lake Stevens	4,176	7,163	1,684	30,239	4,504	47,766
Smokey Point	3,199	4,827	1,676	27,809	5,393	42,904
Total Snohomish County	39,689	26,917	6,765	145,817	26,240	245,428

Pierce County
University Place	1,345	59	22	2,541	10	3,977
Gig Harbor	483	546	32	1,621	-	2,682
Total Pierce County	1,828	605	54	4,162	10	6,659

Total deposits	$130,596	$99,794	$23,441	$609,080	$277,190	$1,140,101

Net loans receivable totaled $1.12 billion at both June 30, 2022, and March 31, 2022, compared to $1.08 billion at June 30, 2021. During the quarter ended June 30, 2022, new originations of one-to-four family residential loans, business, and classic, collectible and other auto loans largely kept pace with loan repayments in the quarter, including PPP loan repayments and forgiveness. The average balance of net loans receivable totaled $1.12 billion for both the quarters ended June 30, 2022, and March 31, 2022, compared to $1.09 billion for the quarter ended June 30, 2021.

The ALLL represented 1.33% of total loans receivable at both June 30, 2022, and March 31, 2022, compared to 1.35% of total loans receivable at June 30, 2021.

There were no nonperforming loans at both June 30, 2022, and June 30, 2021. The collateral for the single nonperforming consumer loan of $179,000 at March 31, 2022, was repossessed and sold in the quarter ended June 30, 2022, contributing to net loan charge-offs totaling $34,000. There was no other real estate owned (“OREO”) at both June 30, 2022, and March 31, 2022, compared to $454,000 at June 30, 2021.
The following table presents a breakdown of our nonperforming assets (unaudited):
	Jun 30,	Mar 31,	Jun 30,	Three Month	One Year
	2022	2022	2021	Change	Change
	(Dollars in thousands)
Nonperforming loans:
Consumer	$-	$179	$-	$(179)	$-
Total nonperforming loans	-	179	-	(179)	-

OREO	-	-	454	-	(454)

Total nonperforming assets (1)	$-	$179	$454	$(179)	$(454)

Nonperforming assets as a percent
of total assets	0.00%	0.01%	0.03%
(1) The difference between nonperforming assets reported above, and the totals reported by other industry sources, is due to their inclusion of all Troubled Debt Restructured Loans ("TDRs") as nonperforming loans, although 100% of the Bank’s TDRs were performing in accordance with their restructured terms at June 30, 2022.

The Company accounts for certain loan modifications or restructurings as TDRs. In general, the modification or restructuring of a debt is considered a TDR if, for economic or legal reasons related to the borrower’s financial difficulties, the Company grants a concession to the borrower that it would not otherwise consider. TDRs totaled $2.1 million at both June 30, 2022, and March 31, 2022, compared to $3.6 million at June 30, 2021. All TDRs were performing according to their modified repayment terms for the periods presented.

Net interest income totaled $11.8 million for the quarter ended June 30, 2022, compared to $11.4 million for the quarter ended March 31, 2022, and $11.3 million for the quarter ended June 30, 2021. The increase in the current quarter compared to the quarter ended March 31, 2022, was primarily due to higher interest income on investment securities and loans, including fees, partially offset by higher interest expense on deposits and other borrowings, primarily reflecting the increase in market interest rates as a result of the recent increases to the targeted federal funds rate.

Total interest income was $13.5 million for the quarter ended June 30, 2022, compared to $12.9 million for the quarter ended March 31, 2022, and $13.6 million for the quarter ended June 30, 2021. The increase in the current quarter compared to the quarter ended March 31,

2022, was primarily due to an improvement in average loan yields to 4.41% from 4.36% in the prior quarter. The decrease from the quarter ended June 30, 2021, is primarily due to a decline in average loan yields to 4.41% from 4.64%, partially offset by an $18.7 million increase in the average balance of investment securities and an increase in yields on investment securities to 2.33% in the quarter ended June 30, 2022, compared to 1.90% in the quarter ended June 30, 2021. The decrease in average loan yields as compared to the same quarter last year was primarily due to the decline in the acceleration of the recognition of deferred loan fee income due to reduced loan repayments from PPP loan forgiveness.

Total interest expense was $1.7 million for the quarter ended June 30, 2022, compared to $1.6 million for the quarter ended March 31, 2022, and $2.3 million for the quarter ended June 30, 2021. The average cost of interest-bearing deposits was 0.55% for the quarter ended June 30, 2022, compared to 0.50% for the quarter ended March 31, 2022, and 0.75% for the quarter ended June 30, 2021. The increase from the quarter ended March 31, 2022, was due primarily to increased interest expense on money market balances and the renewed use of brokered deposits in the quarter to fund asset growth. This was partially offset by the continued repricing in particular, during the beginning of the quarter prior to the recent increases in the targeted federal funds rate of maturing certificates of deposit to lower interest rates combined with a reduction in the average balance of higher cost certificates of deposit. As of June 30, 2022, there were approximately $130.0 million in retail certificates of deposit at a weighted average rate of 1.05% maturing in the next 12 months, and an additional $107.0 million maturing in the subsequent 12 to 24 months, at a weighted average rate of 1.70%. Advances from the FHLB were $95.0 million at both June 30, 2022, and March 31, 2022, compared to $120.0 million at June 30, 2021. The FHLB advances are tied to cash flow hedge agreements where the Bank pays a fixed rate and receives a variable rate in return to assist in the Bank’s interest rate risk management efforts. These cash flow hedge agreements have a weighted average remaining term of 53 months and a weighted average fixed rate of 1.05%. The average cost of borrowings was 1.21% for the quarter ended June 30, 2022, compared to 1.28% for the quarter ended March 31, 2022, and 1.37% for the quarter ended June 30, 2021.

The net interest margin was 3.53% for the quarter ended June 30, 2022, compared to 3.43% for the quarter ended March 31, 2022, and 3.36% for the quarter ended June 30, 2021. The increase in the net interest margin for the quarter ended June 30, 2022, compared to the quarter ended March 31, 2022, is due to several factors, primarily a 14-basis point improvement in the Company’s average yield on interest-earning assets during the quarter to 4.04% from 3.90%, partially offset by a five-basis point increase in the average cost of interest-bearing liabilities to 0.61% from 0.56%. The increase in net interest margin for the quarter ended June 30, 2022, compared to the quarter ended June 30, 2021, was due primarily to the 21-basis point reduction in the average cost of interest-bearing liabilities to 0.61% from 0.82%, partially offset by a two-basis point reduction in the average yield on interest-earning assets to 4.04% from 4.06%.

Noninterest income for the quarter ended June 30, 2022, totaled $961,000, compared to $789,000 for the quarter ended March 31, 2022, and $973,000 for the quarter ended June 30, 2021. The increase in noninterest income for the quarter ended June 30, 2022, compared to the quarter ended March 31, 2022, was primarily due to higher loan related fees, including a $127,000 increase in prepayment penalties, and to a lesser extent higher deposit related fees and wealth management revenue, partially offset by lower bank owned life insurance (“BOLI”) income.

Noninterest expense totaled $9.3 million for the quarter ended June 30, 2022, compared to $8.6 million for the quarter ended March 31, 2022, and $8.2 million for the quarter ended June 30, 2021. The increase in noninterest expense for the quarter ended June 30, 2022, compared to the quarter ended March 31, 2022, was primarily due to $279,000 in higher professional fees primarily relating to regulatory examination fees and fees paid to recruit employees, and a $217,000 increase in salaries and employee benefits as 25 open positions were filled during the quarter and incentive commissions were higher, primarily due to the increase in one-to-four family loan originations. Other general and administrative expense was also higher due to expenses relating to our annual meeting of shareholders, with postage and shareholder related expenses increasing by $71,000 compared to the previous quarter, and an increase of $23,000 in the reserve for unfunded commitments.

Forward-looking statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID‑19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; increased competitive pressures; changes in the interest rate environment; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission – that are available on our website at www.ffnwb.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2022 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

Assets	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Three Month Change	One Year Change
Cash on hand and in banks	$9,458	$7,979	$7,518	18.5%	25.8%
Interest-earning deposits with banks	26,194	19,633	72,045	33.4	(63.6)
Investments available-for-sale, at fair value	210,826	180,212	187,873	17.0	12.2
Investments held-to-maturity, at amortized cost	2,432	2,426	2,419	0.2	0.5
Loans receivable, net of allowance of $15,125, $15,159, and $14,878 respectively	1,119,795	1,121,382	1,081,640	(0.1)	3.5
Federal Home Loan Bank ("FHLB") stock, at cost	5,512	5,512	6,465	0.0	(14.7)
Accrued interest receivable	5,738	5,590	5,498	2.6	4.4
Deferred tax assets, net	1,840	1,069	688	72.1	167.4
Other real estate owned ("OREO")	-	-	454	n/a	(100.0)
Premises and equipment, net	21,855	22,254	22,567	(1.8)	(3.2)
Bank owned life insurance ("BOLI"), net	35,819	35,552	35,536	0.8	0.8
Prepaid expenses and other assets	10,493	8,451	2,332	24.2	350.0
Right of use asset ("ROU"), net	3,301	3,455	4,025	(4.5)	(18.0)
Goodwill	889	889	889	0.0	0.0
Core deposit intangible, net	616	650	754	(5.2)	(18.3)
Total assets	$1,454,768	$1,415,054	$1,430,703	2.8%	1.7

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing deposits	$127,808	$130,596	$111,240	(2.1)%	14.9%
Interest-bearing deposits	1,051,661	1,009,505	1,023,062	4.2	2.8
Total deposits	1,179,469	1,140,101	1,134,302	3.5	4.0
Advances from the FHLB	95,000	95,000	120,000	0.0	(20.8)
Advance payments from borrowers for taxes and insurance	2,670	5,299	2,616	(49.6)	2.1
Lease liability, net	3,482	3,617	4,176	(3.7)	(16.6)
Accrued interest payable	115	112	193	2.7	(40.4)
Other liabilities	17,136	13,168	7,795	30.1	119.8
Total liabilities	1,297,872	1,257,297	1,269,082	3.2	2.3

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	-	-	-	n/a	n/a
Common stock, $0.01 par value; authorized 90,000,000 shares; issued and outstanding 9,091,533 shares at June 30, 2022, 9,107,977 shares at March 31, 2022, and 9,651,180 shares at June 30, 2021	91	91	97	0.0	(6.2)
Additional paid-in capital	71,835	71,780	80,770	0.1	(11.1)
Retained earnings	90,066	88,339	82,224	2.0	9.5
Accumulated other comprehensive loss, net of tax	(4,814)	(1,889)	(59)	154.8	8,059.3
Unearned Employee Stock Ownership Plan ("ESOP") shares	(282)	(564)	(1,411)	(50.0)	(80.0)
Total stockholders' equity	156,896	157,757	161,621	(0.5)	(2.9)
Total liabilities and stockholders' equity	$1,454,768	$1,415,054	$1,430,703	2.8%	1.7%

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Quarter Ended
	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Three Month Change	One Year Change
Interest income
Loans, including fees	$12,273	$12,001	$12,641	2.3%	(2.9)%
Investment securities	1,156	831	854	39.1	35.4
Interest-earning deposits with banks	37	19	16	94.7	117.6
Dividends on FHLB Stock	71	74	83	(4.1)	(14.5)
Total interest income	13,537	12,925	13,594	4.7	(0.4)
Interest expense
Deposits	1,398	1,257	1,915	11.2	(27.0)
Other borrowings	315	300	413	5.0	(23.7)
Total interest expense	1,713	1,557	2,328	10.0	(26.4)
Net interest income	11,824	11,368	11,266	4.0	4.9
Recapture of provision for loan losses	-	(500)	(700)	(100.0)	(100.0)
Net interest income after recapture of provision for loan losses	11,824	11,868	11,966	(0.4)	(1.2)

Noninterest income
BOLI income	251	288	246	(12.8)	2.0
Wealth management revenue	104	82	167	26.8	(37.7)
Deposit related fees	246	215	227	14.4	8.4
Loan related fees	354	199	281	77.9	26.0
Other	6	5	52	20.0	(88.2)
Total noninterest income	961	789	973	21.8	(1.1)

Noninterest expense
Salaries and employee benefits	5,478	5,261	5,062	4.1	8.2
Occupancy and equipment	1,205	1,228	1,187	(1.9)	1.5
Professional fees	731	452	389	61.7	87.9
Data processing	692	677	680	2.2	1.8
Regulatory assessments	90	101	113	(10.9)	(20.4)
Insurance and bond premiums	113	129	111	(12.4)	1.8
Marketing	96	37	23	159.5	317.4
Other general and administrative	880	741	625	18.8	40.8
Total noninterest expense	9,285	8,626	8,190	7.6	13.4
Income before federal income tax provision	3,500	4,031	4,749	(13.2)	(26.3)
Federal income tax provision	692	771	939	(10.2)	(26.3)
Net income	$2,808	$3,260	$3,810	(13.9)%	(26.3)%

Basic earnings per share	$0.31	$0.36	$0.40
Diluted earnings per share	$0.31	$0.36	$0.40
Weighted average number of common shares outstanding	8,982,969	8,987,482	9,434,004
Weighted average number of diluted shares outstanding	9,085,913	9,117,432	9,528,623

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Six Months Ended
	June 30,
	2022	2021	One Year Change
Interest income
Loans, including fees	$24,274	$25,265	(3.9)%
Investment securities	1,987	1,602	24.0
Interest-earning deposits with banks	56	28	93.1
Dividends on FHLB Stock	145	162	(10.5)
Total interest income	26,462	27,057	(2.2)
Interest expense
Deposits	2,655	4,213	(37.0)
Other borrowings	615	832	(26.1)
Total interest expense	3,270	5,045	(35.2)
Net interest income	23,192	22,012	5.4
Recapture of provision for loan losses	(500)	(400)	25.0
Net interest income after recapture of provision for loan losses	23,692	22,412	5.7

Noninterest income
BOLI income	539	515	4.7
Wealth management revenue	187	327	(42.8)
Deposit related fees	460	426	8.0
Loan related fees	553	413	33.9
Other	11	56	(80.0)
Total noninterest income	1,750	1,737	0.8

Noninterest expense
Salaries and employee benefits	10,738	10,007	7.3
Occupancy and equipment	2,433	2,286	6.4
Professional fees	1,183	921	28.4
Data processing	1,369	1,377	(0.6)
Regulatory assessments	191	235	(18.7)
Insurance and bond premiums	242	235	3.0
Marketing	133	53	150.9
Other general and administrative	1,622	1,205	34.6
Total noninterest expense	17,911	16,319	9.8
Income before federal income tax provision	7,531	7,830	(3.8)
Federal income tax provision	1,463	1,523	(3.9)
Net income	$6,068	$6,307	(3.8)%

Basic earnings per share	$0.67	$0.66
Diluted earnings per share	$0.66	$0.66
Weighted average number of common shares outstanding	8,985,213	9,461,876
Weighted average number of diluted shares outstanding	9,100,079	9,546,784

The following table presents a breakdown of the loan portfolio (unaudited):
	June 30, 2022		March 31, 2022		June 30, 2021
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial real estate:
Residential:
Micro-unit apartments	$-	0.0%	$-	0.0%	$11,652	1.1%
Other multifamily	135,961	12.0	152,855	13.4	131,229	11.9
Total multifamily residential	135,961	12.0	152,855	13.4	142,881	13.0

Non-residential:
Office	84,905	7.5	87,394	7.7	83,120	7.6
Retail	138,892	12.2	142,725	12.6	103,175	9.4
Mobile home park	22,387	2.0	20,409	1.8	26,894	2.4
Hotel / motel	57,285	5.0	58,406	5.1	65,446	6.0
Nursing Home	12,535	1.1	12,622	1.1	12,818	1.2
Warehouse	18,943	1.7	21,103	1.9	17,217	1.6
Storage	34,261	3.0	34,442	3.0	33,332	3.0
Other non-residential	43,485	3.8	39,887	3.5	28,704	2.5
Total non-residential	412,693	36.3	416,988	36.7	370,706	33.7

Construction/land:
One-to-four family residential	34,932	3.1	35,953	3.2	36,123	3.3
Multifamily	15,500	1.4	17,196	1.5	56,090	5.1
Commercial	-	0.0	6,189	0.5	6,056	0.6
Land development	13,915	1.2	15,359	1.4	6,653	0.6
Total construction/land	64,347	5.7	74,697	6.6	104,922	9.6

One-to-four family residential:
Permanent owner occupied	212,364	18.7	197,447	17.4	191,906	17.5
Permanent non-owner occupied	224,390	19.8	214,784	18.9	179,029	16.3
Total one-to-four family residential	436,754	38.5	412,231	36.3	370,935	33.8

Business
Aircraft	3,130	0.3	4,647	0.4	9,315	0.8
Small Business Administration ("SBA")	532	0.1	816	0.1	884	0.1
Paycheck Protection Plan ("PPP")	1,528	0.1	5,181	0.5	30,823	2.8
Other business	28,502	2.5	19,902	1.7	26,409	2.4
Total business	33,692	3.0	30,546	2.7	67,431	6.1

Consumer
Classic, collectible and other auto	42,009	3.7	38,781	3.4	30,593	2.8
Other consumer	9,594	0.8	10,650	0.9	10,752	1.0
Total consumer	51,603	4.5	49,431	4.3	41,345	3.8

Total loans	1,135,050	100.0%	1,136,748	100.0%	1,098,220	100.0%
Less:
Deferred loan fees, net	130		207		1,702
ALLL	15,125		15,159		14,878
Loans receivable, net	$1,119,795		$1,121,382		$1,081,640

Concentrations of credit: (1)
Construction loans as % of total capital	45.2%		51.9%		69.3%
Total non-owner occupied commercial real estate as % of total capital	360.0%		379.6%		384.4%
(1) Concentrations of credit percentages are for First Financial Northwest Bank only using classifications in accordance with FDIC regulatory guidelines.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures
(Unaudited)

	Jun 30,	Mar 31	Dec 31,	Sep 30,	Jun 30,
	2022	2022	2021	2021	2021
	(Dollars in thousands, except per share data)
Performance Ratios: (1)
Return on assets	0.79%	0.93%	0.76%	0.88%	1.07%
Return on equity	7.11	8.33	6.79	7.84	9.54
Dividend payout ratio	38.51	33.20	36.67	32.35	27.50
Equity-to-assets ratio	10.78	11.15	11.07	11.21	11.30
Tangible equity ratio (2)	10.69	11.05	10.97	11.11	11.19
Net interest margin	3.53	3.43	3.40	3.33	3.36
Average interest-earning assets to average interest-bearing liabilities	120.21	119.59	119.08	119.35	117.99
Efficiency ratio	72.62	70.96	68.62	67.26	66.92
Noninterest expense as a percent of average total assets	2.60	2.46	2.42	2.30	2.31
Book value per common share	$17.26	$17.32	$17.30	$17.03	$16.75
Tangible book value per share (2)	17.09	17.15	17.13	16.86	16.58

Capital Ratios: (3)
Tier 1 leverage ratio	10.53%	10.51%	10.34%	10.19%	10.15%
Common equity tier 1 capital ratio	14.22	14.08	14.23	14.25	14.45
Tier 1 capital ratio	14.22	14.08	14.23	14.25	14.45
Total capital ratio	15.47	15.33	15.48	15.50	15.70

Asset Quality Ratios: (4)
Nonperforming loans as a percent of total loans	0.00%	0.02%	0.00%	0.00%	0.00%
Nonperforming assets as a percent of total assets	0.00	0.01	0.00	0.00	0.03
ALLL as a percent of total loans	1.33	1.33	1.40	1.35	1.35
Net (recoveries) charge-offs to average loans receivable, net	0.00	(0.00)	0.00	(0.01)	(0.01)

Allowance for Loan Losses:
ALLL, beginning of the quarter	$15,159	$15,657	$15,057	$14,878	$15,502
(Recapture of provision) provision	-	(500)	600	100	(700)
Charge-offs	(37)	-	-	-	-
Recoveries	3	2	-	79	76
ALLL, end of the quarter	$15,125	$15,159	$15,657	$15,057	$14,878
(1) Performance ratios are calculated on an annualized basis.
(2) Tangible equity excludes goodwill and core deposit intangible assets. Tangible assets exclude goodwill and other intangible assets. The tangible equity ratio and tangible book value per share are non-GAAP financial measures. Refer to Non-GAAP Financial Measures at the end of this press release for a reconciliation to the nearest GAAP equivalents.
(3) Capital ratios are for First Financial Northwest Bank only.
(4) Loans are reported net of undisbursed funds.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures (continued)
(Unaudited)

	At or For the Quarter Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2022	2022	2021	2021	2021
	(Dollars in thousands, except per share data)
Yields and Costs: (1)
Yield on loans	4.41%	4.36%	4.44%	4.54%	4.64%
Yield on investment securities	2.33	1.96	1.79	1.73	1.90
Yield on interest-earning deposits	0.67	0.15	0.13	0.14	0.10
Yield on FHLB stock	4.82	5.49	5.89	5.15	5.13
Yield on interest-earning assets	4.04%	3.90%	3.91%	3.93%	4.06%

Cost of interest-bearing deposits	0.55%	0.50%	0.53%	0.63%	0.75%
Cost of borrowings	1.21	1.28	1.33	1.42	1.37
Cost of interest-bearing liabilities	0.61%	0.56%	0.61%	0.71%	0.82%

Cost of total deposits	0.49%	0.44%	0.48%	0.56%	0.68%
Cost of funds	0.55	0.51	0.55	0.64	0.75

Average Balances:
Loans	$1,117,079	$1,115,428	$1,108,836	$1,094,124	$1,092,710
Investment securities	198,819	171,685	178,500	187,261	180,128
Interest-earning deposits	22,010	49,857	56,800	68,618	64,035
FHLB stock	5,905	5,467	5,726	6,465	6,485
Total interest-earning assets	$1,343,813	$1,342,437	$1,349,862	$1,356,468	$1,343,358

Interest-bearing deposits	$1,013,080	$1,027,507	$1,032,090	$1,016,540	$1,018,083
Borrowings	104,835	95,000	101,522	120,000	120,494
Total interest-bearing liabilities	1,117,915	1,122,507	1,133,612	1,136,540	1,138,577
Noninterest-bearing deposits	131,415	122,175	119,142	121,256	110,207
Total deposits and borrowings	$1,249,330	$1,244,682	$1,252,754	$1,257,796	$1,248,784

Average assets	$1,431,003	$1,424,054	$1,430,199	$1,436,801	$1,424,126
Average stockholders' equity	158,349	158,756	160,183	161,892	160,189
(1) Yields and costs are annualized.

Non-GAAP Financial Measures
In addition to financial results presented in accordance with generally accepted accounting principles utilized in the United States ("GAAP"), this earnings release contains non-GAAP financial measures that include tangible equity, tangible assets, tangible book value per share, and the tangible equity ratio. The Company believes that these non-GAAP financial measures and ratios as presented are useful for both investors and management to understand the effects of certain items and provides an alternative view of the Company’s performance over time and in comparison to the Company’s competitors. Non-GAAP financial measures have limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation and are not a substitute for other measures in this earnings release that are presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

The following tables provide a reconciliation between the GAAP and non-GAAP measures:

	Quarter Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
	(Dollars in thousands, except per share data)
Tangible equity to tangible assets and tangible book value per share:
Total stockholders' equity (GAAP)	$156,896	$157,757	$157,879	$161,456	$161,621
Less:
Goodwill	889	889	889	889	889
Core deposit intangible, net	616	650	684	719	754
Tangible equity (Non-GAAP)	$155,391	$156,218	$156,306	$159,848	$159,978

Total assets (GAAP)	$1,454,768	$1,415,054	$1,426,329	$1,440,202	$1,430,703
Less:
Goodwill	889	889	889	889	889
Core deposit intangible, net	616	650	684	719	754
Tangible assets (Non-GAAP)	$1,453,263	$1,413,515	$1,424,756	$1,438,594	$1,429,060

Common shares outstanding at period end	9,091,533	9,107,977	9,125,759	9,483,081	9,651,180

Equity-to-assets ratio (GAAP)	10.78%	11.15%	11.07%	11.21%	11.30%
Tangible equity ratio (Non-GAAP)	10.69	11.05	10.97	11.11	11.19
Book value per common share (GAAP)	$17.26	$17.32	$17.30	$17.03	$16.75
Tangible book value per share (Non-GAAP)	17.09	17.15	17.13	16.86	16.58